                                                                    EXHIBIT 21.1


ENTITY NAME

Advanced Imaging Partners, Inc.
Advanced Medical Imaging, Inc.
Advanced PET Imaging of Maryland, L.P.
Advanced Radiology, LLC
APP Imaging Partners, Inc.
Community Imaging Partners, Inc.
Ide Imaging Partners, Inc.
Lakewood OpenScan MRI, L.L.C.
M&S Imaging Investments, Inc.
M&S Imaging Partners I, Inc.
M&S Imaging Partners, L.P.
Mid Rockland Imaging Partners, Inc.
Pacific Imaging Partners, Inc.
Premier Advanced Imaging Network, Ltd.
Questar Atlanta, Inc.
Questar Cleveland, Inc.
Questar Columbus, Inc.
Questar Des Plaines, Inc.
Questar Duluth, Inc.
Questar Henderson, Inc.
Questar HFMC, Inc.
Questar Imaging MB, Inc.
Questar Imaging, Inc.
Questar Kansas, Inc.
Questar Lincoln, Inc.
Questar Los Alamitos, Inc.
Questar Lower Bucks, Inc.
Questar Mt. Laurel, Inc.
Questar Naperville, Inc.
Questar North Georgia, Inc.
Questar Orlando, Inc.
Questar Palm Springs, Inc.
Questar Philadelphia, Inc.
Questar PVH, Inc.
Questar Quakertown, Inc.
Questar San Francisco, Inc.
Questar South Chicago, Inc.
Questar Tampa, Inc.
Questar Toledo, Inc.
Questar TriStates, Inc.
Questar Tucson, Inc.
Questar Victorville, Inc.
Questar West Palm, Inc.
Radiology & Nuclear Medicine Imaging Partners, Inc.
Rocky Mountain OpenScan MRI, LLC
Tower Advanced MRI Ltd.
Tower OpenScan MRI, G.P.
Treasure Coast Imaging Partners, Inc.
Valley Imaging Partners, Inc.
WB&A Imaging Partners, Inc.